Exhibit 24

POWER OF ATTORNEY

                KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints DENNIS E. O’REILLY, JASMINA THEODORE BOULANGER and PETER R. KOLYER, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below a Registration Statement or Registration Statements on Form S-8 and any and all amendments (including post-effective amendments) and supplements thereto to be filed by Conexant Systems, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 351,192 additional shares of Common Stock, par value $.01 per share, of the Company (including the associated preferred share purchase rights, the “Company Common Stock”) to be delivered under the Company’s Directors Stock Plan, 2,500,000 additional shares of Company Common Stock to be delivered under the Company’s 2001 Employee Stock Purchase Plan and 5,626,750 additional shares of Company Common Stock to be delivered under the Company’s 2004 New-Hire Equity Incentive Plan, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ DWIGHT W. DECKER Dwight W. Decker	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	December 14, 2004

Signature	Title	Date
/s/ DONALD R. BEALL Donald R. Beall	Director	December 14, 2004
/s/ STEVEN J. BILODEAU Steven J. Bilodeau	Director	December 14, 2004
/s/ RALPH J. CICERONE Ralph J. Cicerone	Director	December 14, 2004
/s/ DIPANJAN DEB Dipanjan Deb	Director	December 14, 2004
/s/ F. CRAIG FARRILL F. Craig Farrill	Director	December 14, 2004
/s/ BALAKRISHNAN S. IYER Balakrishnan S. Iyer	Director	December 14, 2004
John W. Marren	Director	, 2004
/s/ D. SCOTT MERCER D. Scott Mercer	Director	December 14, 2004
/s/ JERRE L. STEAD Jerre L. Stead	Director	December 14, 2004
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Signature	Title	Date
/s/ GIUSEPPE P. ZOCCO Giuseppe P. Zocco	Director	December 14, 2004
/s/ J. SCOTT BLOUIN J. Scott Blouin	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	December 14, 2004

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